As filed with the Securities and Exchange Commission on June 30, 2016
Registration Number 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	84-0997049
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9965 Federal Drive Colorado Springs, Colorado	80921
(Address of principal executive offices)	(Zip code)

THE SPECTRANETICS CORPORATION
2016 INCENTIVE AWARD PLAN
(Full title of the plan)

Stacy P. McMahan
Chief Financial Officer
9965 Federal Drive
Colorado Springs, CO  80921
(Name and address of agent for service)

(719) 633-8333
(Telephone number, including area code, of agent for service)

Copy to:
Douglas R. Wright
Faegre Baker Daniels LLP
3200 Wells Fargo Center
1700 Lincoln Street
Denver, Colorado 80203
(303) 607-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.001 per share	2,500,000 shares	$17.34	$43,350,000	$4,365.35

(1) The number of shares of common stock, par value $0.001 per share (the “Common Stock”), of The Spectranetics Corporation (the “Company”) registered hereby consists of 2,500,000 shares being registered for the first time pursuant to The Spectranetics Corporation 2016 Incentive Award Plan (the “2016 Plan”).

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover any additional shares of Common Stock that become issuable under the 2016 Plan by reason of any stock dividend, stock split, reorganization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of outstanding shares of the Company’s Common Stock.

(3) Estimated solely for purposes of calculating the registration fee. Based on the average high and low prices reported on the NASDAQ Global Select Market on June 27, 2016, pursuant to Rule 457(c) and (h).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

Not required to be filed with this Registration Statement.

Item 2.     Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents have been filed by the Company with the Securities and Exchange Commission (the “SEC”) and are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 29, 2016;

(c)	the Company’s Current Reports on Form 8-K filed with the SEC on February 8, 2016, February 25, 2016, June 7, 2016, June 13, 2016, June 15, 2016 and June 23, 2016; and

(d)
the description of the Company’s common stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 8-A (SEC File No. 000-19711), which was declared effective by the SEC on December 15, 1991, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. The Registrant will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of the Registrant’s Current Reports on Form 8-K unless, and except to the extent, specified in such reports.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Section 145 of the DGCL also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where a person is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses which such person actually and reasonably incurred.
Section 102(b)(7) of the DGCL permits a corporation’s certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) transactions under Section 174 of the DGCL (unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) any transaction from which the director derived an improper personal benefit.
The Company’s Amended and Restated Certificate of Incorporation provides that the liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty is limited to the maximum extent permitted by Delaware law. In addition, the Company’s Amended and Restated Bylaws provides that the Company must indemnify its officers and directors to the fullest extent permitted by the DGCL.
The Company has entered into indemnification agreements with each of its directors and certain of its officers under which the Company agreed to indemnify the director or officer to the maximum extent permitted by applicable law from claims arising out of his or her capacity as the Company’s director, officer, employee and/or agent. Under the indemnification agreements, the Company agreed to advance expenses to its directors or officers to the maximum extent permitted by law in connection with any proceeding for which the Company has agreed to provide indemnification. The contractual rights to indemnification provided by the indemnification agreements are subject to the limitations and conditions specified in those agreements. In addition, the Company has purchased directors’ and officers’ liability insurance.
Item 7.     Exemption from Registration Claimed.
Not applicable.

Item 8.  Exhibits
The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 10.2 previously filed by the Company with its Current Report on Form 8-K filed on June 16, 2009)
4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 previously filed by the Company with its Current Report on Form 8-K filed on June 12, 2014)

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 previously filed by the Company with its Current Report on Form 8-K filed on April 4, 2011)
4.4
Form of Common Stock Certificate of the Company (incorporated by reference to exhibits previously filed by the Company with its Amendment No. 2 to the Registration Statement filed on January 24, 1992 (No. 33-44367))

5.1	Opinion of Faegre Baker Daniels LLP
23.1	Consent of KPMG LLP
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
99.1	The Spectranetics Corporation 2016 Incentive Award Plan (incorporated by reference to Exhibit 10.1 previously filed by the Company with its Current Report on Form 8-K filed on June 15, 2016)

Item 9.     Undertakings.
(a) The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on June 30, 2016.

THE SPECTRANETICS CORPORATION

By:	/s/ Scott Drake
Scott Drake
President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Gardon and Stacy McMahan, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and on his or her behalf to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT DRAKE	President, Chief Executive Officer and Director	June 30, 2016
Scott Drake

/s/ STACY P. MCMAHAN	Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2016
Stacy P. McMahan

/s/ R. JOHN FLETCHER	Chairman	June 30, 2016
R. John Fletcher

/s/ WILLIAM C. JENNINGS	Director	June 30, 2016
William C. Jennings

/s/ B. KRISTINE JOHNSON	Director	June 30, 2016
B. Kristine Johnson

/s/ DANIEL A. PELAK	Director	June 30, 2016
Daniel A. Pelak

/s/ JOSEPH M. RUGGIO, M.D.	Director	June 30, 2016
Joseph M. Ruggio, M.D.

/s/ MARIA SAINZ	Director	June 30, 2016
Maria Sainz

/s/ TODD SCHERMERHORN	Director	June 30, 2016
Todd Schermerhorn

EXHIBIT INDEX
Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 10.2 previously filed by the Company with its Current Report on Form 8-K filed on June 16, 2009)
4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.3 previously filed by the Company with its Current Report on Form 8-K filed on June 12, 2014)

4.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 previously filed by the Company with its Current Report on Form 8-K filed on April 4, 2011)
4.4
Form of Common Stock Certificate of the Company (incorporated by reference to exhibits previously filed by the Company with its Amendment No. 2 to the Registration Statement filed on January 24, 1992 (No. 33-44367))

5.1	Opinion of Faegre Baker Daniels LLP
23.1	Consent of KPMG LLP
23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)
99.1	The Spectranetics Corporation 2016 Incentive Award Plan (incorporated by reference to Exhibit 10.1 previously filed by the Company with its Current Report on Form 8-K filed on June 15, 2016)